Exhibit 10.3

EVO Transportation & Energy Services, Inc.

Amended and Restated 2018 Stock Incentive Plan

NOTICE OF RESTRICTED STOCK UNIT AWARD

EVO Transportation & Energy Services, Inc. (“Company”) has awarded to you (“Participant”) Performance Units (which we refer to as “Restricted Stock Units” or “RSUs”) covering the number of shares of Company Common Stock (each, a “Share”) set forth below (the “RSU Award”) under the Company’s Amended and Restated 2018 Stock Incentive Plan (the “Plan”). Your award agreement (“Award Agreement”) applicable to the RSUs consists of (a) this Notice of Restricted Stock Unit Award (this “Notice”) and (b) the attached Standard Terms and Conditions for Restricted Stock Units (the “RSU Terms and Conditions”). Capitalized terms used but not defined in this Award Agreement will have the same meanings specified in the Plan.

Name of Participant:	___________________________________________
Grant Date:	___________________________________________
Number of RSUs:	___________________________________________
Country at Grant:	United States
Vesting Commencement Date:	[Date], 2023 (the “Vesting Commencement Date”)

Vesting Schedule:

The RSUs shall vest in three substantially equal annual installments on each of the first three annual anniversaries of the Vesting Commencement Date, or, if earlier, upon a Change in Control. All vesting is subject to Participant’s continued service with the Company through each applicable vesting date, and only whole RSUs shall vest, with fractional vesting accumulating. RSUs that have vested pursuant to the foregoing schedule shall be referred to as “time-vested RSUs”.

By accepting (whether electronically or otherwise) the RSU Award, you acknowledge and agree to the following:

1.
The RSU Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.
2.
You have received a copy of the Plan and this Award Agreement, and represent that you have read these documents and are familiar with their terms. You further agree to accept as binding, conclusive, and final all decisions and interpretations of the Board or the Committee (as applicable, the “Administrator”) regarding any questions relating to the RSU Award and the Plan.
3.
Vesting of the RSUs is subject to your remaining in service as an employee or director, which service is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Award Agreement or the Plan changes the nature of that relationship.
4.
The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. You should consult with your own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5.
If you wish to accept this RSU Award, you must promptly (and in any event within 90 days of the Grant Date) complete the required acceptance procedures by signing and returning the acceptance form attached hereto to Eugene Putnam at eugene.putnam@evotransinc.com.

IN WITNESS WHEREOF, the Company has caused this Notice to be executed by its duly authorized officer.

EVO TRANSPORTATION & ENERGY SERVICES, INC.

Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing RSU Award and agrees to the terms and conditions of the Award Agreement and the Plan. The undersigned hereby acknowledges receipt of the attached Standard Terms and Conditions and that a copy of the Plan is available via request to Jared Brown at jared.brown@evotransinc.com.

PARTICIPANT

Signature

EVO TRANSPORTATION & ENERGY SERVICES, INC.

AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR

RESTRICTED STOCK UNITS

1.
GRANT OF RESTRICTED STOCK UNITS

A Restricted Stock Unit (“RSU”) is a non-voting unit of measurement that is deemed solely for bookkeeping purposes to be equivalent to one outstanding Share. The RSUs are used solely as a device to determine the number of Shares to eventually be issued to Participant if such RSUs vest. The RSUs shall not be treated as property or as a trust fund of any kind.

2.
SETTLEMENT

On or as soon as administratively practical after a Settlement Trigger (and in any event no later than March 15 of the calendar year following the year in which the Settlement Trigger occurs) outstanding, time-vested RSUs shall be settled by payment of the Settlement Amount in cash, Shares, or a combination thereof, such form of payment to be in the sole discretion of the Company. For the avoidance of doubt, once payment has been provided in settlement of a time-vested RSU, such RSU shall no longer be outstanding.

For purposes of the foregoing, a “Settlement Trigger” means the first to occur, after the Grant Date and prior to March 15, 2030 (the “Settlement Trigger Period”), of (i) a Change in Control, (ii) if the Participant is subject to any lock-up with respect to transacting in Shares, the 6th monthly anniversary of the date Shares that have been registered under the Exchange Act of 1934, as amended, are listed and quoted on a recognized national securities exchange (e.g., NASDAQ or NYSE and not an OTC exchange) (a “Recognized Exchange”), (iii) if the Participant is not subject to any lock-up with respect to transacting in Shares, the date Shares that have been registered under the Exchange Act of 1934, as amended, are listed and quoted on a Recognized Exchange, (iv) if the Participant is subject to any lock-up with respect to transacting in Shares, the 6th monthly anniversary of the acquisition of the Company by a publicly-traded company that is not a Change in Control but pursuant to which the Company effectively becomes publicly-traded on a recognized national securities exchange through a transaction commonly referred to as a “de-SPAC” transaction (a “De-SPAC Transaction”) or (v) if the Participant is not subject to any lock-up with respect to transacting in Shares, a De-SPAC Transaction (any of the foregoing, a “Settlement Event”). A “Settlement Trigger” also occurs, with respect to RSUs that are unvested as of a Settlement Event, upon the RSU becoming a time-vested RSU following the Settlement Trigger.

“Settlement Amount” means, for any RSU, Fair Market Value of a Share as of the date of the Settlement Trigger.

For the avoidance of doubt, if a Settlement Event does not occur during the Settlement Trigger Period, the RSUs shall, upon the expiration of the Settlement Trigger Period, be cancelled and forfeited for no additional consideration.

3.
DIVIDEND AND VOTING RIGHTS

Unless and until such time as payment is provided in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to vote such Shares and no rights to dividends nor any payment, payment-in-kind or any equivalent with regard to any cash or other dividends that are declared and paid on Shares.

4.
NON-TRANSFERABILITY OF RSUs

The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order, and any permitted transferee shall be bound by all of the terms and conditions of the Plan and this Award Agreement. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

5.
TERMINATION

The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her RSU Award (including whether Participant may still be considered to be providing services while on a leave of absence).

Cause. In the event that Participant’s continuous service is terminated for Cause, as of the date of such termination all RSUs shall cease to vest and any outstanding RSUs and vested RSUs that have yet to settle (pursuant to Section 2 of these Terms and Conditions) shall immediately be forfeited to the Company, and all rights of Participant to such RSUs will immediately terminate without payment of consideration by the Company.

Other. Unless the Administrator determines otherwise, in the event that Participant’s termination of service occurs for any reason other than a termination for Cause, as of the date of such termination all RSUs shall cease to vest and (except for any time-vested RSUs that have yet to settle pursuant to Section 2 of these Terms and Conditions) shall immediately be forfeited to the Company and all rights of Participant to such RSUs will immediately terminate without payment of consideration by the Company.

6.
TAXES

Responsibility for Taxes. By accepting this RSU Award, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Affiliate that employs or engages Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant, including any employer liability for which the Participant is liable (the “Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award, including, but not limited to, the grant, vesting, or settlement of the RSU Award, the subsequent sale of Shares acquired pursuant to such settlement (if settled in Shares) and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. Failure to make such adequate arrangements within any deadline established by the Company (any such deadline shall provide not less than five (5) business days to satisfy the Tax-Related Items) shall result in the termination and forfeiture of the applicable RSUs without payment of consideration by the Company.

Withholding for Tax-Related Items will be made in accordance with the Plan and such rules and procedures as may be established by the Administrator, and in compliance with any trading policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld. If the withholding obligation is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of vested Shares underlying the RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. No fractional Shares will be withheld or issued pursuant to the settlement of the RSUs and the Tax-Related Items thereunder.

7.
CODE SECTION 409A

It is intended that the terms of the RSU Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code; and this Award Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this RSU Award are intended to constitute separate payments for purposes of Section 409A of the Code. The settlement of vested RSUs has been structured so that settlement qualifies as a short-term deferral for purposes of Section 409A of the Code.

8.
GOVERNING LAW AND VENUE

This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the state courts of Delaware or the federal courts for the United States for the District of Delaware, and no other courts, where this grant is made and/or to be performed.

9.
ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS

This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. Except as otherwise permitted by the Plan, no modification of, or amendment to, this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which signature may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

10.
SEVERABILITY

If one or more provisions of this Award Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provisions in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provisions, then (a) such provisions shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provisions were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

11.
CONSENT TO ELECTRONIC DELIVERY AND PARTICIPATION

By accepting this RSU Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, and all other documents, communications, or information related to the RSU Award and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company’s stock administration website or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to hr@evotransinc.com.

12.
IMPOSITION OF OTHER REQUIREMENTS

The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSU Award, and on any cash payment delivered upon exercise of the RSU Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13.
INSIDER TRADING/MARKET ABUSE LAWS

Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States, which may affect Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., RSUs), or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable trading policy. Neither the Company nor any of its Affiliates will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

14.
NO CONTINUED SERVICE RIGHT

Nothing in the Plan, in the Award Agreement or any other instrument executed pursuant to the Plan shall confer upon Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate Participant’s service at any time for any reason.